Exhibit 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
April 27, 2009
OLD NATIONAL REPORTS FIRST-QUARTER
NET INCOME OF $9.4 MILLION
•	Net income increases 41.5% over fourth-quarter 2008 net income

•	$100 million TARP preferred stock repurchased from U.S. Treasury

•	Completion of Charter One Indiana acquisition improves liquidity position as core deposits increase $494.6 million

•	Tier 1 capital at 9.9% and total risk-based capital at 12.2%
•	‘Well capitalized’ by regulatory guidelines

•	Cash dividend reduction proactive move to safeguard strong capital position
Contacts:

Financial Community:	Media:
Lynell J. Walton — (812) 464-1366	Kathy A. Schoettlin — (812) 465-7269
Senior Vice President — Investor Relations	Executive Vice President — Communications
Old National Bancorp (NYSE: ONB) today reported first-quarter 2009 net income of $9.4 million, or $.08 per common share. Excluding $3.9 million from the impact of TARP preferred stock dividends and amortization, earnings per common share would have been $.14 per share. These results compare to fourth-quarter 2008 net income of $6.6 million, or $.10 per share, and $19.3 million, or $.29 per share, earned in the first quarter of 2008. Refer to Table 1 for Non-GAAP reconciliation of the adjusted first-quarter 2009 earnings per common share.
“The first-quarter of 2009 contained several significant positive events for Old National,” commented President and CEO Bob Jones. “The first of these events was our repurchase of the previously issued preferred stock from the U.S. Treasury as part of the Capital Purchase Program. This external validation of Old National’s strong capital position enables us to continue to fulfill our mission of serving as a community partner with integrity. The second event was the completed acquisition of Charter One’s Indiana franchise and the addition of approximately $428 million in core deposits to quarter-end numbers. This acquisition adds 65 locations to our footprint and positions Old National with the third largest branch network in the state of Indiana.”
Jones continued, “We are also pleased with our first-quarter core operating results and our ability to exceed Wall Street consensus analyst estimates. We continue to focus on controlling credit costs and are pleased with the improvement in our ratio of loan loss reserves to total loans. Our core deposits experienced nice organic growth which demonstrates Old National’s viability and stability within our communities. In addition, the reduction in our cash dividend will solidify our capital position during these uncertain economic times.”

Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.
Strengthen the Risk Profile
Old National’s key credit quality trends are as follows:

($ in millions)	2003	2004	2005	2006	2007	2008	4Q08	1Q09
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$40.8	$64.0	$64.0	$77.4
Problem Loans	$343.9	$192.2	$136.6	$153.2	$115.1	$180.1	$180.1	$199.8
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$103.2	$124.9	$124.9	$86.6
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.44%	.87%	1.14%	1.07%
Provision for Loan Losses	$85.0	$22.4	$23.1	$7.0	$4.1	$51.5	$17.0	$17.3
The allowance for loan losses at March 31, 2009, was $71.8 million, a $4.7 million increase from the end of 2008. As a percentage of total loans, the allowance at March 31, 2009, was 1.55%, compared to 1.41% at December 31, 2008, and 1.54% at March 31, 2008.
Chief Credit Officer Daryl Moore noted, “As anticipated, given the current economic environment, we did see increases in non-performing and problem loans in the first quarter. And while Special Mention totals fell materially in the quarter, this decline has not changed our expectation of continuing credit challenges throughout the balance of the year. Accordingly, we feel the increase in our loan loss reserve is prudent given the anticipated continuation of economic strain on our clients.”
Enhance Management Discipline
Capital Management
At March 31, 2009, the regulatory tier 1 and total risk-based capital ratios for Old National were 9.9% and 12.2%, respectively, and remained well above the FDIC guidelines for “well capitalized” institutions. In addition, tangible common equity (including other comprehensive income) as a percentage of tangible assets was 5.23% at March 31, 2009, well within the Company’s targeted range of 5% to 6%. The Company’s targeted range was adjusted to include other comprehensive income in the calculation of tangible common equity. Refer to Table 2 for Non-GAAP reconciliation of the tangible capital ratios.
Chief Financial Officer Chris Wolking stated, “While our capital ratios are strong, management and the board of directors did feel that it was prudent to reduce our second quarter cash dividend from the previous $.23 per common share to $.07 per common share. This dividend is payable June 15, 2009, to shareholders of record as of June 1, 2009. This reduction will enable Old National to retain approximately $10 million to $11 million in capital during the second quarter. Building capital positions us to take advantage of opportunities to grow either organically or through acquisitions. Our Board of Directors will continue to evaluate our cash dividend on a quarterly basis.”

Expense Management
Noninterest expenses totaled $77.5 million for the first quarter of 2009. Included in this total are $3.0 million of non-recurring conversion costs associated with the acquisition of Charter One’s Indiana franchise as well as increased FDIC insurance expense. Noninterest expenses for the fourth quarter of 2008 totaled $79.0 million and included a $6.3 million check fraud charge while expenses in the first quarter of 2008 totaled $70.9 million.
Achieve Consistent Quality Earnings
Balance Sheet & Margin
Old National reported total loans at March 31, 2009, of $4.641 billion, a $136.5 million decline from the $4.778 billion at December 31, 2008. Commercial loans and leases constituted the majority of the change, with a decrease of $88.6 million. The Company’s cautious approach to commercial real estate continued to drive down that portfolio, with a decrease of $21.0 million since the end of 2008.
Total investments at March 31, 2009, were $2.887 billion, representing an increase of $591.1 million from the $2.296 billion at December 31, 2008. Most of this increase is attributable to the Charter One branch acquisition as the acquired deposits were invested into securities in anticipation of future lending opportunities. As a percentage of total assets, the investment portfolio increased to 34.5% from 29.2% at the end of the fourth quarter. Net securities gains for the first quarter totaled $3.2 million and included a charge for other-than-temporary-impairment of $2.4 million.
Total core deposits, including demand and interest-bearing deposits, totaled $5.745 billion at March 31, 2009, an increase of $494.6 million from the $5.251 billion at the end of 2008. Importantly, noninterest-bearing checking accounts increased $150.7 million during the first quarter. The Charter One acquisition contributed $428 million of the increase in total core deposits.
At March 31, 2009, total borrowed funds were $1.637 billion, a $152.5 million increase from the $1.485 billion at December 31, 2008.
On a fully tax equivalent basis, net interest income during the first quarter of 2009 was $65.1 million and represented a net interest margin on total average earning assets of 3.63%. This compares to net interest income of $68.0 million and a margin of 3.96% in the fourth quarter of 2008 and net interest income of $64.2 million and a margin of 3.68% for the first quarter of 2008. The increase in the Company’s investment portfolio, combined with lower loan yields and balances contributed to the lower margin during the first quarter.

Fees, Service Charges and Other Revenue
Old National reported total fees, service charges and other revenue of $38.6 million for the first quarter of 2009, compared to $36.6 million for the fourth quarter of 2008 and $43.0 million in the first quarter of 2008. The first quarter of 2009 contained $2.4 million in seasonal contingency revenue from the insurance business, compared to none in the fourth quarter of 2008 and $2.4 million in the first quarter of 2008. The first quarter of 2008 also contained $2.8 million in Company-owned life insurance revenue, while fourth quarter of 2008 and the first quarter of 2009 both contained $.7 million.
About Old National
Old National Bancorp, celebrating its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $8.4 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, April 27, 2009, to discuss first-quarter 2009 financial results, strategic developments, and the Company’s earnings outlook for 2009. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on April 27 through May 11. To access the replay, dial 1-800-642-1687, conference code 94832949.
Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at www.oldnational.com.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Adjusted Earnings Per Common Share

(end of period balances - $ in millions except per-share data)	March 31, 2009
Net Income Available to Common Shareholders	$5.5
Add: Preferred Stock Dividends and Amortization	3.9
Adjusted Net Income Available to Common Shareholders	$9.4
Average Common Shares Outstanding	65.9
Adjusted Earnings Per Common Share	$.14
Table 2: Non-GAAP Reconciliation-Tangible Common Equity

(end of period balances - $ in millions)	March 31, 2009	December 31, 2008
Total Shareholders’ Equity	$631.8	$730.9
Deduct: Goodwill and Intangible Assets	(205.6)	(186.8)
Tangible Shareholders’ Equity	$426.2	$544.1
Deduct: Preferred Stock	—	$97.4
Tangible Common Shareholders’ Equity	$426.2	$446.7
Total Assets	$8,356.1	$7,873.9
Add: Trust Overdrafts	.1	1.0
Deduct: Goodwill and Intangible Assets	(205.6)	(186.8)
Tangible Assets	$8,150.6	$7,688.1
Tangible Equity to Tangible Assets	5.23%	7.08%
Tangible Common Equity to Tangible Assets	5.23%	5.81%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	March 31
(FTE) Fully taxable equivalent basis.	2009	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$65,055	$64,186	$869	1.4%
Fees, Service Charges and Other Revenues	38,566	42,973	(4,407)	(10.3)
Securities Gains (Losses) (a)	3,186	4,519	(1,333)	(29.5)
Derivative Gains (Losses)	483	(616)	1,099	N/M
Total Revenue (FTE)	107,290	111,062	(3,772)	(3.4)
Provision for Loan Losses	17,300	21,905	(4,605)	(21.0)
Noninterest Expense	77,464	70,936	6,528	9.2
Income before Taxes	12,526	18,221	(5,695)	(31.3)
Provision for Taxes (FTE)	3,121	(1,119)	4,240	N/M
Net Income	9,405	19,340	(9,935)	(51.4)
Preferred Stock Dividends & Amortization	(3,892)	—	(3,892)	N/M
Net Income Available to Common Shareholders	5,513	19,340	(13,827)	(71.5)

Per Common Share Data: (Diluted) (b)
Net Income Available to Common Shareholders	.08	.29	(.21)	(72.4)
Average Diluted Shares Outstanding	65,882	65,754	128	.2
Book Value	9.51	10.20	(.69)	(6.8)
Stock Price	11.17	18.00	(6.83)	(37.9)

Performance Ratios:
Return on Average Assets	.47%	1.01%	(.54)%	(53.5)
Return on Average Common Equity (c)	3.43	11.51	(8.08)	(70.2)
Net Interest Margin (FTE)	3.63	3.68	(.05)	(1.4)
Other Expense to Revenue (Efficiency Ratio)	72.20	63.87	8.33	13.0
Net Charge-offs to Average Loans (d)	1.07	.52	.55	105.8
Reserve for Loan Losses to Ending Loans	1.55	1.54	.01	.6
Non-Performing Loans to Ending Loans (d)	1.67	1.50	.17	11.3

Balance Sheet:
Average Assets	$7,923,921	$7,682,000	$241,921	3.1
End of Period Balances:
Assets	8,356,068	7,723,466	632,602	8.2
Investments (Including Money Market Investments)	2,886,970	2,219,628	667,342	30.1
Commercial Loans	1,809,431	1,740,278	69,153	4.0
Commercial Real Estate Loans	1,133,851	1,235,302	(101,451)	(8.2)
Consumer Loans	1,189,711	1,176,708	13,003	1.1
Residential Real Estate Loans	488,539	528,534	(39,995)	(7.6)
Residential Real Estate Loans Held for Sale	19,609	10,155	9,454	93.1
Earning Assets	7,528,111	6,910,605	617,506	8.9
Core Deposits (Excluding Brokered CDs)	5,745,381	5,216,228	529,153	10.1
Borrowed Funds (Including Brokered CDs)	1,746,407	1,605,648	140,759	8.8
Preferred Shareholders’ Equity	—	—	—	N/M
Common Shareholders’ Equity	631,792	675,393	(43,601)	(6.5)

(a)	Includes $2,391 for other-than-temporary-impairment for the three-months ended March 31, 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $642,268 and $672,288, respectively, for 2009 and 2008.

(d)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	March 31,	December 31,
(FTE) Fully taxable equivalent basis.	2009	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$65,055	$68,046	$(2,991)	(4.4)%
Fees, Service Charges and Other Revenues	38,566	36,633	1,933	5.3
Securities Gains (Losses) (a)	3,186	937	2,249	N/M
Derivative Gains (Losses)	483	15	468	N/M
Total Revenue (FTE)	107,290	105,631	1,659	1.6
Provision for Loan Losses	17,300	17,017	283	1.7
Noninterest Expense	77,464	78,996	(1,532)	(1.9)
Income before Taxes	12,526	9,618	2,908	30.2
Provision for Taxes (FTE)	3,121	2,970	151	5.1
Net Income	9,405	6,648	2,757	41.5
Preferred Stock Dividends & Amortization	(3,892)	(298)	(3,594)	N/M
Net Income Available to Common Shareholders	5,513	6,350	(837)	(13.2)

Per Common Share Data: (Diluted) (b)
Net Income Available to Common Shareholders	.08	.10	(.02)	(20.0)
Average Diluted Shares Outstanding	65,882	65,922	(40)	(.1)
Book Value	9.51	9.56	(.05)	(.5)
Stock Price	11.17	18.16	(6.99)	(38.5)

Performance Ratios:
Return on Average Assets	.47%	.35%	.12%	34.3
Return on Average Common Equity (c)	3.43	4.05	(.62)	(15.3)
Net Interest Margin (FTE)	3.63	3.96	(.33)	(8.3)
Other Expense to Revenue (Efficiency Ratio)	72.20	74.79	(2.59)	(3.5)
Net Charge-offs to Average Loans (d)	1.07	1.14	(.07)	(6.1)
Reserve for Loan Losses to Ending Loans	1.55	1.41	.14	9.9
Non-Performing Loans to Ending Loans (d)	1.67	1.34	.33	24.6

Balance Sheet:
Average Assets	$7,923,921	$7,631,726	$292,195	3.8
End of Period Balances:
Assets	8,356,068	7,873,890	482,178	6.1
Investments (Including Money Market Investments)	2,886,970	2,295,896	591,074	25.7
Commercial Loans	1,809,431	1,897,966	(88,535)	(4.7)
Commercial Real Estate Loans	1,133,851	1,154,916	(21,065)	(1.8)
Consumer Loans	1,189,711	1,210,951	(21,240)	(1.8)
Residential Real Estate Loans	488,539	496,526	(7,987)	(1.6)
Residential Real Estate Loans Held for Sale	19,609	17,155	2,454	14.3
Earning Assets	7,528,111	7,073,410	454,701	6.4
Core Deposits (Excluding Brokered CDs)	5,745,381	5,250,800	494,581	9.4
Borrowed Funds (Including Brokered CDs)	1,746,407	1,655,977	90,430	5.5
Preferred Shareholders’ Equity	—	97,358	(97,358)	(100.0)
Common Shareholders’ Equity	631,792	633,507	(1,715)	(.3)

(a)	Includes $2,391 for other-than-temporary-impairment for the three months ended March 31, 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $642,268 and $626,508, respectively, for March 31, 2009, and December 31, 2008.

(d)	Includes residential loans held for sale.

N/M	Not meaningful.